Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Gerardo I. Lopez, President and Chief Executive Officer, and Jonathan S. Halkyard, Chief Financial Officer of ESH Hospitality, Inc., each certifies with respect to the quarterly report of ESH Hospitality, Inc. on Form 10-Q for the quarterly period ended June 30, 2016 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ESH Hospitality, Inc.

July 28, 2016	/s/ Gerardo I. Lopez
Gerardo I. Lopez
President and Chief Executive Officer

July 28, 2016	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer